UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006 (November 4, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

As previously disclosed, on September 7, 2006, Innofone.com, Incorporated (“Innofone” or the “Company”) issued a promissory note (the “Note”) to Mr. Lawrence Hughes in the principal amount of $2,000,000 (“Principal”) payable on the earlier of: (i) sixty (60) days from the issuance date; or (ii) December 1, 2006 (“Maturity Date”), whichever is earlier or as otherwise mutually agreed by the parties in writing. On September 15, 2006, Mr. Hughes notified the Company in writing that the maturity date of the Note was to be extended and the Company subsequently accepted this extension (the “Acceptance”).

Notwithstanding, on October 4, 2006, we filed a complaint in the United States District Court, Central District of California, against InfoWeapons, Inc. (“InfoWeapons”) and Mr. Hughes (the “Complaint”) alleging that InfoWeapons and Mr. Hughes have failed to perform their obligations under that certain Agreement and Plan of Merger, dated August 16, 2006 (the “Merger Agreement”) and that each had wrongfully misappropriated trade secrets of our Company. Under the terms of the Merger Agreement, which was executed on or about August 16, 2006 by the parties, we entered into a definitive agreement to acquire InfoWeapons and its assets (including but not limited to InfoWeapons' subsidiary InfoWeapons Corp.) with the only non-administrative outstanding item subsequent to execution being the delivery by InfoWeapons of its financial statements in accordance with US Generally Accepted Accounting Principles (GAAP). Despite our recent and repeated requests, InfoWeapons has failed to deliver its US GAAP financial statements as required by the Merger Agreement.

However, on November 9, 2006 the Company received a letter from counsel to Mr. Hughes and InfoWeapons (“Counsel”) indicating that Mr. Hughes and InfoWeapons both intend to disregard and treat as without legal effect the Company’s Acceptance. Further, Counsel indicated that they consider the Note to have matured on November 6, 2006 and, accordingly, the Company to be in default thereunder.

On November 16, 2006 the Company filed a First Amended Complaint against Mr. Hughes and InfoWeapons for: (i) specific performance; (ii) declaratory relief; (iii) misappropriation of trade secrets; (iv) interference with contract; (v) promissory estoppel on note; and (vi) declaratory relief on note.

Although we hope to resolve this matter in an amicable fashion, we are demanding pursuant to the complaint that InfoWeapons perform its obligations under the Merger Agreement and are seeking approximately $20,000,000 in damages.

Separately, on November 15, 2006, the Company received a Summons and Complaint filed against it in the Superior Court of the State of California by Caneum, Inc. (“Caneum”) for (1) breach of contract and (2) money due for goods sold and delivered and/or services rendered. Caneum is seeking approximately $198,203 in damages, fees and interest. The Company disputes these claims and intends to vigorously defend itself against such claims.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED
By:	/s/ Alex Lightman Chief Executive Officer and President

November 16, 2006